Exhibit 10.5

AMENDMENT TO SECURITIES PURCHASE AGREEMENT

This AMENDMENT TO SECURITIES PURCHASE AGREEMENT (this “Amendment”) dated as of April 11, 2018, and effective as of April 5, 2018 (the “Effective Date”) is entered into by Black Cactus Global, Inc., a Florida corporation/ f/k/a Envoy Group Corp., a Florida corporation (the “Company”), and Bellridge Capital, L.P., or its assigns (“Bellridge”).

Recitals

WHEREAS, the Company and Bellridge (collectively, the “Parties”) entered that certain Securities Purchase Agreement, dated April 5, 2018, as amended, modified or supplemented from time to time in accordance with its terms (the “Agreement”); and

WHEREAS, the Parties desire that the Agreement be amended to reflect their understanding of the issuance of certain common stock purchase warrants under the Agreement.

NOW, THEREFORE, in consideration of the foregoing, and of the mutual representations, warranties, covenants, and agreements herein contained, the Parties hereto agree as follows:

Agreement

Section 1.       Defined Terms. Unless otherwise indicated herein, all terms which are capitalized but are not otherwise defined herein shall have the meaning ascribed to them in the Agreement.

Section 2.       Amendment to Agreement.

(a)       The section entitled “Background”, subsection (D) contained in the Agreement, is hereby amended and restated in its entirety as follows:

D.       The purchase price of the Warrants shall be $0.0001 (the “Purchase Price”).  The Warrants shall have a five (5) year life with a strike prices each equal to the $0.10 (the “Exercise Prices”), which may be exercised cashless if the underlying shares are not registered after six (6) months from final Closing (“closing” is defined below)).

(b)       Section 1.1 of the Agreement is hereby amended and restated in its entirety as follows:

1.1       Authorization of Securities. The Board of Directors of the Company has authorized (i) the sale of up to Warrants (which warrants will be issued in three denominations pursuant to Schedule 1.1 hereto) to purchase 85,000,000 shares of Common Stock; and (ii) the reservation of 85,000,000 restricted common shares to be issued upon cash or cashless exercise of the Warrants (the “Warrant Shares”).

(c)       Exhibit A to the Agreement is hereby amended and restated in its entirety as follows:

EXHIBIT A

SCHEDULE OF PURCHASERS

Initial Closing

Name of Purchaser	Warrants	Warrant Shares	Total Purchase Price Amount
Bellridge Capital, L.P.	3	85,000,000	$0.0003

(d)       Schedule 1.1 to the Agreement is hereby amended and restated in its entirety as follows:

Schedule 1.1

Warrant Denominations

Warrant No. 1 - 28,339,000 shares of Common Stock

Warrant No. 2 - 28,330,500 shares of Common Stock

Warrant No. 3 - 28,330,500 shares of Common Stock

Section 3.       Ratifications; Inconsistent Provisions; Severability. Except as otherwise expressly provided herein the Agreement is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, except that on and after the Effective Date, all references in the Agreement “this Agreement”, “hereto”, “hereof”, “hereunder” or words of like import referring to the Agreement shall mean the Agreement and as amended by this Amendment. Notwithstanding the foregoing to the contrary, to the extent that there is any inconsistency between the provisions of the Agreement, and this Amendment, the provisions of this Amendment shall control and be binding.  In the event and to the extent that any provision of this Amendment shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect the validity or enforceability of any other provisions of this Amendment, all of which shall remain fully enforceable as set forth herein.

Section 4.       Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of this Amendment (irrespective of the place where it is executed and delivered) shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof.  Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Amendment (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents)

shall be commenced exclusively in the state and federal courts sitting in the City of New York.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of this Amendment), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding.  Each of the Parties hereby irrevocably waive personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Amendment and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.  If either of the Parties shall commence an action, suit or proceeding to enforce any provisions of the Amendment, the prevailing party in such action, suit or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

Section 6.       Headings.  The headings contained herein are for convenience only, do not constitute a part of this Amendment and shall not be deemed to limit or affect any of the provisions hereto.

Section 7.       Counterparts.  This Amendment may be executed in any number of counterparts, all of which will constitute one and the same instruments and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other party. Facsimile, PFD, or other electronic transmission of any signed original document shall be deemed the same as delivery of an original.

[Signature page follows]

IN WITNESS WHEREOF, the Company has caused this Amendment to be executed as of the date first written above by its respective officers thereunto duly authorized.

BLACK CACTUS GLOBAL, INC.

By:  _____________________________

Name:

Title:

Acknowledged and Accepted as of

the date first written above:

BELLRIDGE CAPITAL, L.P.

By:  _____________________________

Name:

Title: